EXHIBIT 10.1

SIDE LETTER AGREEMENT BETWEEN CONVENTRY ENTERPRISES, LLC AND IHOOKUP SOCIAL, INC.

This side letter agreement is entered into on July 9, 2015

Whereas, the parties have entered into a series of convertible note; and

Whereas, certain of those note have prepayment provisions which allow the Company to prepay those notes prior to maturity; and

Whereas, the parties desire to eliminate those prepayment provisions

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.           None of the convertible notes issued from iHookup Social, Inc to Coventry Enterprises, LLC shall be redeemable at the options of iHookup Social, Inc.  Any redemption features are hereby terminated and are null and void.

IHOOKUP SOCIAL, INC.		COVENTRY ENTERPRISES, LLC

By:	/s/ Robert Rositano	By:

Robert Rositano, CEO		Title: